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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

  Southern National Corporation, a North Carolina corporation, is a multi-bank holding company. The table below sets forth all of Southern National's subsidiaries as to State or Jurisdiction of Organization and Percentage of Voting Securities Owned as well as their relationship to Southern National. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

                                                                  PERCENTAGE
                                           STATE OR JURISDICTION  OF VOTING
               SUBSIDIARY                     OF ORGANIZATION    SHARES OWNED
               ----------                  --------------------- ------------
Branch Banking and Trust Company.........     North Carolina         100%
BB&T Financial Corporation of South Caro-
 lina....................................     South Carolina         100%
Branch Banking and Trust Company of South
 Carolina................................     South Carolina         100%
BB&T Financial Corporation of Virginia...     Virginia               100%
BB&T Leasing Corp........................     North Carolina         100% (1)
Commerce Bank............................     Virginia               100% (3)
Southern International Corp. ............     North Carolina         100% (4)
Workmen's Service Corp. .................     North Carolina         100% (1,4)
First Savings Service Corp...............     North Carolina         100% (1,4)
Citizens Service Corp. ..................     North Carolina         100% (1,4)
Fay-Charl Corp. .........................     North Carolina         100% (1,4)
Peoples Service Corp.....................     North Carolina         100% (1,4)
Mutual Financial Services, Inc...........     North Carolina         100% (1,4)
City Finance Company, Inc. ..............     North Carolina         100% (1,4)
Southern National Mortgage Company.......     North Carolina         100% (1)
BB&T Savings Corporation.................     North Carolina         100% (3,4)
BB&T Investment Services, Inc............     North Carolina         100% (1)
BB&T Insurance Services, Inc.............     North Carolina         100% (1)
Grey Eagle, Inc. ........................     Delaware               100% (1)
First Capital Corporation................     South Carolina         100% (2)
The First Real Estate Group, Inc.........     South Carolina         100% (2,4)
FICORP of South Carolina.................     South Carolina         100% (2,4)
BB&T Realty Corporation..................     North Carolina         100% (2)
BB&T Investment Services of South Caroli-
 na, Inc.................................     South Carolina         100% (2)
Academy Mortgage Corp. ..................     South Carolina         100% (2,4)
Peoples Service Corp. of Thomasville.....     North Carolina         100% (1)
Unified Investors Life Insurance Compa-
 ny......................................     Arizona                100%
Prime Rate Premium Finance Corporation,
 Inc.....................................     South Carolina         100% (1)
Agency Technologies, Inc.................     South Carolina         100% (1)
IFCO, Incorporated.......................     Virginia               100% (1)
College Investments of South Carolina,
 Inc.....................................     South Carolina         100% (2,4)
College Investments of North Carolina,
 Inc. ...................................     North Carolina         100% (2,4)
College Properties, Inc..................     South Carolina         100% (2,4)
Firstmark Development Corporation........     South Carolina         100% (2,4)
First Class Insurance, Inc...............     South Carolina         100% (2,4)
First Colonial Service Corporation.......     North Carolina         100% (1,4)
150 Corporation..........................     North Carolina         100% (1)
Carolina Lenders, Inc....................     North Carolina         100% (1,4)
Building Service Corporation.............     North Carolina         100% (1,4)

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
                                                                 PERCENTAGE
                                          STATE OR JURISDICTION  OF VOTING
               SUBSIDIARY                    OF ORGANIZATION    SHARES OWNED
               ----------                 --------------------- ------------
Guaranty Financial Services..............    North Carolina         100% (1)
First Insurance Services Inc. ...........    North Carolina         100% (1,4)
Citizens Financial Services, Inc. .......    North Carolina         100% (1,4)
First Investment Services................    North Carolina         100% (1)
Triangle Management Corporation..........    North Carolina         100% (1,4)
First Fin, Inc...........................    North Carolina         100% (1,4)
First Financial Insurance Services,
 Inc.....................................    North Carolina         100% (1,4)
Carba Realty, Inc. ......................    North Carolina         100% (1)
United Savings Real Estate Services,
 Inc. ...................................    North Carolina         100% (1,4)
CSB Financial............................    North Carolina         100% (1,4)
N.C. Trustee Company.....................    North Carolina         100% (1,4)
Goddard Technology Corporation...........    South Carolina         100% (1)
FARR Associates, Inc. ...................    North Carolina         100% (1)
Davidson Financial, Inc..................    North Carolina         100% (1,4)
Home Servicorp, Inc. ....................    North Carolina         100% (1,4)
Nexus....................................    North Carolina          51% (5)

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(1) Owned by Branch Banking and Trust Company (North Carolina)
(2) Owned by Branch Banking and Trust Company of South Carolina
(3) Owned by BB&T Financial Corporation of Virginia
(4) Inactive
(5) Owned by 150 Corporation